Exhibit 10.3
PHH CORPORATION
RESTRICTED STOCK UNIT
CONVERSION AWARD NOTICE

Vesting Schedule Modification

On February 1, 2005, PHH Corporation (the “Company”) awarded you Restricted Stock Units in consideration of the conversion of the restricted stock units granted to you by Cendant Corporation on June 3, 2004.A portion of those Restricted Stock Units would vest on April 27, 2006, April 27, 2007 and April 27, 2008, if the Company achieves certain targets for net income growth and return on equity for the fiscal year ending immediately prior to such vesting date. However, due to the changes in the Company’s business during fiscal year 2005, the Compensation Committee has modified the vesting targets for fiscal years 2005 through 2007 as set forth below. This document constitutes part of and is subject to the terms and provisions of the Conversion Award Notice, the PHH Corporation Restricted Stock Unit Conversion Award Agreement, and the PHH Corporation 2005 Equity Incentive Plan (the “Plan”). The terms used but not defined in this modification shall have the meanings set forth in the Conversion Award Notice, the Agreement, or the Plan.

Grantee:	[Name]
[Address]

Participant #:	[Social Security Number]

Conversion Date:	February 1, 2005

Number of Conversion
Restricted Stock Units:	[__________]

Performance Goals:

Modified Vesting Schedule:	Vesting Date: April 27, 2006

(1)
12.5% of the Restricted Stock Units shall become vested on April 27, 2006, if the Company achieves 100% of its target (Pre-Tax Income After Minority Interest, excluding spin-off related expenses, equal to [***]) for the 2005 fiscal year; or

(2)
18.75% of the Restricted Stock Units shall become vested on April 27, 2006, if the Company achieves 150% of its target (Pre-Tax Income After Minority Interest, excluding spin-off related expenses, equal to [***]) for the 2005 fiscal year.

Vesting Date: April 27, 2007

(1)
12.5% of the Restricted Stock Units shall become vested on April 27, 2007, if the Company achieves 100% of its target (Pre-Tax Income After Minority Interest, excluding certain items that are one-time or unusual in nature as determined in the discretion of the Compensation Committee) for the 2006 fiscal year; or

(2)
18.75% of the Restricted Stock Units shall become vested on April 27, 2007, if the Company achieves 150% of its target (Pre-Tax Income After Minority Interest, excluding certain items that are one-time or unusual in nature as determined in the discretion of the Compensation Committee) for the 2006 fiscal year.

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Vesting Date: April 27, 2008

(3)
12.5% of the Restricted Stock Units shall become vested on April 27, 2008, if the Company achieves 100% of its target (Pre-Tax Income After Minority Interest, excluding certain items that are one-time or unusual in nature as determined in the discretion of the Compensation Committee) for the 2007 fiscal year; or

(4)
18.75% of the Restricted Stock Units shall become vested on April 27, 2008, if the Company achieves 150% of its target (Pre-Tax Income After Minority Interest, excluding certain items that are one-time or unusual in nature as determined in the discretion of the Compensation Committee) for the 2007 fiscal year.

All of the terms and conditions of the Restricted Stock Unit Conversion Award Notice except those modified above, remain in full force and effect.

PHH CORPORATION

By:

Name:
Title:
Date: December _____, 2005

RETAIN THIS MODIFICATION, YOUR NOTIFICATION AND YOUR CONVERSION AWARD AGREEMENT
WITH YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.